UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 22, 2024

HIMALAYA TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its Charter)

nevada	000-55282	26-0841675
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

108 Scharberry Lane #2, Mars, PA 16046

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

625 Stanwix St. #2504, Pittsburgh, PA 15222

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	HMLA	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☒

Himalaya Technologies, Inc. is referred to herein as “Himalaya”, “we”, “us”, or “the Company”.

Item 8.01 Other Events.

On January 22, 2024, we appointed Ron Zilkowski, CPA, MBA to our Advisory Board. Mr. Zilkowski is an entrepreneur and former financial executive with Fortune 500 companies and smaller organizations with less than $150 million in revenue. He is a bottom-line driver with a career history of exceeding corporate goals by uncovering opportunities that drive aggressive growth. An expert in implementing and automating rational systems that turn data into useful information for management and significantly improve accounting and forecasting, Mr. Zilkowski has extensive international experience in China, Europe and a number of other countries. He is currently President/Owner of private company Lykins Signtek Inc., a manufacturer and provider of signage and related equipment to homeowner associations, businesses, and government in South Florida. He previously worked for public companies as CFO of Cuisine Solutions, CAO at Landauer, and Controller at Chindex Intl. We have issued Mr. Zilkowski twenty (20) million common stock options with a three-year expiration as compensation for his services.

Exhibit No.	Description
10.1	Himalaya Technologies, Inc. Ron Zilkowski Advisory Agreement – January 22, 2024
10.2	Himalaya Technologies, Inc. Ron Zilkowski Warrant – January 22, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMALAYA TECHNOLOGIES, INC.

Date: January 23, 2024	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer